UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2021 (April 1, 2021)

TERRA PROPERTY TRUST, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	000-56117 (Commission File Number)	81-0963486 (I.R.S. Employer Identification No.)

550 Fifth Avenue, 6th Floor

New York, New York 10036
(Address of principal executive offices, including zip code)

(212) 753-5100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

On April 1, 2021, MAVIK Capital Management, LP (“MAVIK”), an entity controlled by Vikram S. Uppal, the Chief Executive Officer of Terra Property Trust, Inc. (the “Company”), completed a series of related transactions that resulted in all of the outstanding interests in Terra Capital Partners, LLC (“TCP”), the parent company of the Company's external manager, Terra REIT Advisors, LLC (the “Manager”), being acquired by MAVIK for a combination of cash and interests in MAVIK (the “Recapitalization”).  As part of the Recapitalization, a private fund managed by a division of a publicly-traded alternative asset manager with more than $500 billion in assets under management, acquired a passive interest consisting of “non-voting securities,” as that term is defined under the Investment Company Act of 1940, as amended, in MAVIK. No amendments or other modifications were made to the Amended and Restated Management Agreement, dated February 8, 2018, between the Company and the Manager (the “Management Agreement”) in connection with the Recapitalization and indirect change of control of the Manager resulting therefrom, and the Manager and its personnel continue to serve as the external manager of the Company pursuant to the terms of the Management Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned in the capacities indicated hereunto duly authorized.

TERRA PROPERTY TRUST, INC.

Date: April 7, 2021	By:	/s/ Gregory M. Pinkus
		Name:	Gregory M. Pinkus
		Title:	Chief Financial Officer and Chief Operating Officer